S/N: _______

QKL

Labor Contract

Party A (Employer)	Party B (Laborer) ________

Entity Name ________________	Name ________ Gender ________

Legal Representative _________	Date of Birth ___Y___M___D___

(or Entrusted Agent) _________	Education Level _____________

Contact Phone Number _______	ID Certificate Number _______

Economic/Business Type _______	Current Address_____________

Affiliation or Relationship ______	Location of Resident Registration
_______Province _____City (County)

Address	Affiliated Neighborhood _____Street
______Committee_____Group

Pursuant to the “PRC Labor Law” and other legal legislations and regulation, the two parties, after negotiation on the equal basis, signed voluntarily the this contract and will mutually abide by all of the terms listed.

By Heilongjiang Province Labor and Social Security Bureau

Guidelines for Labor Contract Formation
I           A labor contract must be formed when establishing a labor relation.  The employer and the laborer must assure that all the pieces of related information for the two parties to follow the labor contract are true and valid.
II         For labor contract covering the term of more than 3 months but less than 1 year, the probation period shall not exceed 1 month; for labor contract covering the term of more than 1 year but less than 3 years, the probation period shall not exceed 2 months; for labor contract covering the term of more than 3 years, whether it has fixed term or not, the probation period  shall not exceed 6 months.  Labor contracts based on completion of a certain amount of work and tasks or covering the term of less than 3 months shall not contain probation period.  Probation period shall be included in the term covered by the labor contract.  If a labor contract only covers the probation period, such period should not be established but should be instead the term of the labor contract.
III        In any of the following situations, when the laborer states his wish or agrees to renew or form a labor contract, the contract should be one of unfixed term unless the laborer expresses the wish for one of fixed term:
1. the laborer has worked continuously for more than 10 years for the employer;
2. the laborer has worked continuously for more than 10 years for the employer and is less than 10 years from the legal retirement age when the employer starts for the first time to implement labor contract system or when the state-owned enterprise is undergoing restructuring and is re-writing labor contracts;
3. when the laborer is signing for the second time the fixed-term labor contract and the laborer, when renewing the labor contract, does not fall into the categories of 1 and 2 as defined in Articles 39 and 40 of the “Labor Contract Law”;
4. with the exception of conditions for defined services and for competition restrictions, the employer cannot stipulate, in the contract, that the laborer bear the responsibility for the breach of contract penalty; and
5. the employer can form agreements with the laborer regarding position, training and confidentiality, etc as supplements to the labor contract.  According to “PRC Labor Law”, “PRC Labor Contract Law” and other law and legal regulations, the two parties (of the contract) form this contract, following the principles of legality, fairness, equality and free volition, consensus through negation and truthfulness and trust, and shall carry out the terms listed in the contract.

I. Term of the Labor Contract
Article 1.            Based on the discussion and agreement between the two parties, this contract adopts the type 1 below:
1.          Fixed term: beginning on ________ and ending on __________, of which the probation period starts on (year/month/date) and ends (year/month/date).

2.          Unfixed term:  beginning on (year/month/date) and ending (year/month/date), of which the probation period starts on (year/month/date) and ends (year/month/date).
3.          Term based on the completion of specified work and tasks: beginning on (year/month/date) and ending (year/month/date).

II.           Scope and Location of Work
Article 2.            Party B agrees that, Party A, according to Party A’s work requirements,   appoints Party B in the (Post) of working as __________.  The location of work is in the _____________.  The two parties may renew agreement for the post, stipulating specific responsibilities and requirements for the Post.

Article 3.            Party B should, following the scope and requirements of work set forth by Party A,  conscientiously perform the duties of the Post and complete the work and tasks on schedule, and adhere to the rules and regulations established by A in accordance to Law.

III.           Work Hours, Off Days and Vacation
Article 4.            Party A designates Party B to be in the category __ of the work-hour work system.
1.          Standard work-hours system: Party B should not work more than 8 hours per day, and the average work hours per week should not exceed 40 hours.
2.          Comprehensively calculated work hours system: work hours are comprehensively calculated, based respectively on the cycle of week, month, quarter or year, but the average work hours per day and average work hours per week must be in general adherence to legally set standard work hours.
3.          Unfixed-hours system: when B meets one of the following criteria, B can follow the unfixed-hours work system:
(1)        Senior management personnel, salesperson, some of the personnel on extra duty and other personnel whose work cannot be measured by the standard work  system;
(2)        Long distance transportation personnel, taxi drivers and some of the loading/unloading worker at railroads, ports and warehouses and other personnel who require flexible schedule due to the  special nature of work; and
(3)        Other personnel who are suitable for the unfixed-hours system due to the special nature and special requirements of work and to the scope of duties.

Article 5.            The designation for comprehensively calculated work-hours system and for unfixed-hours system needs to be finalized upon approval of Party A’s application by the Labor Protection Administrative agency.
On the basis of assuring Party B’s health and of following Party B’s suggestions, Party A should adopt appropriate means of consolidating work and consolidating off days, alternating and exchanging off days and flexible work hours, etc, to ensure Party B’s days off and vacation and ensure Party B’s completion of his work and tasks.

Article 6.            Party A should strictly follow work load setting standard and should not force or coerce, in any other form, Party B to work overtime.  If there is production or operation need, work hours may be extended after discussion between labor union and Party B, but the extension each day must not be more than one hour.  If for some special reason the work hours need to be extended, on the condition of protecting the health of Party B, the extension of work hours must not exceed 3 hours per day and 36 hours per month.

Article 7.            According to the Law, Party A guarantees Party B’s right for rest, and Party B enjoys the right for legal holidays, and other right for visiting families, attending weddings and funerals, birth control planning, and the right for paid vacations.

IV. Labor Compensation
Article 8.            Based on the consideration of its production operation characteristics and of economic efficiency, Party A determines its own compensation distribution system in accordance to the Law.  Party B’s salary level, following the principle of “same work, same pay,” is determined on the basis of its own compensation distribution system and on the comprehensive consideration of Party B’s labor skill, intensity of work, working condition and work contribution.

Article 9.            Party A pays salary to Party B in  ____ of the following forms:
1.          Work-hour-based salary: Party B’s salary standard is ________RMB/Month(week); and performance salary (bonus) is dependent on party B’s actual labor contribution.
2.          Item-based salary:          Party B’s workload is set at ________, each item of which is _______.
3.          Determined by the compensation distribution system set by Party A in accordance to the Law.

Article 10.          During the probation period, Party B’s salary standard is _______ , which cannot be lower than lowest salary for the same post within the unit or lower than 80% of the salary set forth in this contract, nor should it be lower than the lowest salary standard at the location where Party A assigns work.

Article 11.          Party A pays full amount of salary to Party B in the form of cash before the ____ day of each month;  If there is an official holiday or an off day, the pay day should be moved forward to the last working day ahead of such days.
Party A should make written record of the salary payment day to Party B, amount, number of work days, signature and other relevant information and provide Party B with itemized salary statement.

Article 12.          If Party A arranges for Party B to work on an off day, Party A must arrange in accordance to law for Party B to have off days to make up for same amount of time or to pay Party overtime compensation;  if A arranges to extend B’s work hours beyond the legally set, standard work hours or for Party B to work on an officially designated holiday, Party A must pay overtime salary to Party B in accordance to the relevant regulations of the state.

During the periods of official holidays, wedding and funeral off days and period when Party B attends social activities according to law, Party A must pay salary according to law.

V. Social Insurance and Welfare
Article 13.          Party A and Party B shall participate social insurance in accordance with state, provincial and local laws and regulations on social insurance. Parties shall pay all social insurance fee in accordance with laws and regulations. Party A shall deduct and submit the social insurance fee for Party B.

Article 14.          Within the term of the agreement, Party B’s vacation, leave of absence due to occupation-related illness or work related injury, maternity leave, death and pregnancy leave shall be protected in accordance with related laws and regulations.

VI. Labor Protection, Labor Condition and Protection from Occupational Hazard

Article 15.          Party A shall establish comprehensive systems of labor safety, health, and occupational hazard prevention in accordance with relevant state and provincial laws and regulations. Party A shall strictly enforce all the relevant state laws and regulations. Party A shall provide necessary training to Party B, provide a safe and healthy working condition and all necessary labor protection products to Party B. Party B shall observe all relevant regulations and operational procedures.

Article 16.          If Party A engages Party B to conduct the kind of work which may expose Party B to occupational disease, Party A shall perform his obligation of disclosure, and provide health safety and occupational disease prevention education to Party B to minimize happening of the accident and to reduce Party B’s exposure to hazard. Party A shall periodically arrange health examinations to Party B if Party A engages Party B to carry out a highly risky work.

Article 17.          If Party B is a female or youth, Party A shall provide special labor protection in accordance with relevant state or provincial labor protection law.

Article 18.          If Party A exposes Party B to a physically dangerous working environment, Party B has the right to refuse to work. Party B has the right to criticize, file complaint or file lawsuit if Party A exposes Party B to such physically dangerous working environment.

VII. The Performance and Modification of the Employment Agreement
Article 19.          Party A and Party B shall lawfully perform their respective obligations in accordance with the stipulation of the agreement.

Article 20.          Party A’s change of name, legal person, management or investor shall not affect the enforceability of the agreement.

Article 21.          Party A’s  merger or split shall not affect the enforceability of the agreement, the party which inherits all of Party A’s rights and obligations shall continue to perform the agreement.

Article 22.          If parties reach consensus through negotiation, they may change the content of this agreement. The modification shall be in writing.

Article 23.          The termination of this agreement shall be in accordance with Article 36, Article 37, Article 38, Article 39, Article 40, Article 41, Article 42, Article 43, Article 44 of Labor Contract Law.

Article 24.          Party A shall reimburse Party B if the termination of this agreement is conducted in accordance with Article 46 of the Labor Contract Law.

Article 25.          If Party A terminates this agreement in violation of law and Party B demands Party A’s continual performance of the agreement, Party A shall continue to perform the agreement. If Party B does not demand Party A’s continual performance of the agreement or if the agreement can not be further performed, Party A shall reimburse Party B two times of Party B’s pecuniary damage.

Article 26.          When terminating the agreement, Party A shall, in accordance with relevant laws and regulations, issue proof of termination to Party B, and within 15 days after the termination, Party A shall complete the transfer of Party B’s social insurance relationship and documents.
Party B shall transfer its work in accordance with mutual consent. If Party A shall reimburse Party B in accordance with laws, the payment shall be completed during the period of transfer.

IX Other Issues
Article 27.          If Party A provides special training allowance to Party B so that Party B can obtain special occupational technical training, Party A may enter into another agreement with Party B to set the term of service.
If Party B breaches the agreement on the term of service, it shall pay liquidated damage to Party A. The amount of liquidated damage shall not exceeds the training cost reimbursed by Party A. The liquidated damage shall not exceed the training cost proportional to the unperformed term of service.

Article 28.          When Party B has obligation for confidentiality, the two parties may form and execute agreement stipulating competition restriction.  If Party B violates competition restriction provisions,  Party B must pay breach of agreement penalty to Party A, and if such breach incurs loss to Party A, must bear responsibility for compensation.

Article 29.          Other matters agreed upon by the two parties:

Article 30.          In the event of conflicts arising from adhering to the contract, the parties involved may negotiate for a  resolution.  When negotiation fails, the matter may be submitted for arbitration or referred to litigation in accordance to law.

Article 31.          Any other matters not covered by this contract should be dealt with in accordance to the laws, legal rules and regulations of the State and of the Province.

Article 32.          This contact becomes effective on the date of its being affixed signatures or seals.
This contract has two copies, one to each party.

Party A (Seal)______________	Party B (Seal)_________________

Legal Representative
Or Entrusted Agent (Seal) _______________

Contract Execution Date _______Year______Month_______Date